EXHIBIT 31.2

I, Christopher C. Jurey, certify that:

1.	I have reviewed this report on Form 10-QSB of Northwest Bancorporation, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects, the financial condition, results of operations and cash flows of Northwest Bancorporation, Inc. as of, and for, the periods presented in this report.

4.	Northwest Bancorporation, Inc.’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for Northwest Bancorporation, Inc. and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to Northwest Bancorporation, Inc., including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	Evaluated the effectiveness of Northwest Bancorporation, Inc.’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)	Disclosed in this report any change in Northwest Bancorporation, Inc.’s internal control over financial reporting that occurred during Northwest Bancorporation, Inc.’s most recent fiscal quarter (Northwest Bancorporation, Inc.’s fourth quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, Northwest Bancorporation, Inc.’s internal control over financial reporting; and

5.	Northwest Bancorporation, Inc.’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to Northwest Bancorporation, Inc.’s auditors and the audit committee of Northwest Bancorporation, Inc.’s board of directors:

a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Northwest Bancorporation, Inc.’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in Northwest Bancorporation, Inc.’s internal control over financial reporting.

Date: May 6, 2005

By	/s/ Christopher C. Jurey
Christopher C. Jurey, Chief Financial Officer

A signed original of this written statement has been provided to the Registrant and will be retained by the Registrant to be furnished to the Securities and Exchange Commission or its staff upon request.